UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2024, Virpax Pharmaceuticals, Inc. (the “Company”), received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that it was granted an extension through September 30, 2024 to regain compliance with Nasdaq Listing Rule 5550(b)(1). As previously reported, on April 2, 2024, the Company received a notice of noncompliance (the “Notice”) from the Staff stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) because the stockholders’ equity of the Company of $1,934,321 as of December 31, 2023, as reported in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2024, was below the minimum requirement of $2,500,000.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders voted to approve two amendments (the “Plan Amendments”) to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock available for grant under the Plan by 267,799 shares and to increase the “evergreen provision” percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31. A summary of the material terms of the 2022 Planis incorporated herein by reference from pages 36-46 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 12, 2024 (the “Proxy Statement”).

The foregoing description of the Plan Amendments is qualified in its entirety by reference to the full text of the Plan Amendments, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on July 29, 2024. During the Annual Meeting, the Company’s stockholders voted on six (6) proposals (the “Proposals”) and cast their votes as described below. These Proposals are described in detail in the Proxy Statement.

The following are the final results of voting on each of the Proposals at the Annual Meeting:

Proposal No. 1 —Eric Floyd was elected as a Class III director to serve for a term expiring at the 2027 Annual Meeting of Stockholders, with the following votes:

For	Withheld	Broker Non-Votes
142,391	542,222	943,874

Proposal No. 2 — The stockholders ratified and approved the appointment of EisnerAmper, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

For	Against	Abstain	Broker Non-Votes
1,016,614	607,535	4,338	0

Proposal No. 3 — The stockholders approved the amendment to the 2022 Plan to increase the number of shares of common stock that will be available for awards under the 2022 Plan by 267,799 shares to 500,000 shares.

For	Against	Abstain	Broker Non-Votes
418,784	265,339	490	943,874

Proposal No. 4 — The stockholders approved the amendment to the 2022 Plan, to increase the “evergreen provision” percentage by which the number of reserved shares of Common Stock available for issuance increases each year from 2% of the outstanding shares of Common Stock at December 31 to 5% of the outstanding shares of Common Stock at December 31.

For	Against	Abstain	Broker Non-Votes
426,333	257,180	1,100	943,874

Proposal No. 5 — The stockholders approved adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposal No. 3 and/or Proposal No. 4, however, such an adjournment was not necessary in light of the approval of Proposals 3 and 4 at the 2024 Annual Meeting.

For	Against	Abstain	Broker Non-Votes
915,110	697,046	16,331	0

Proposal No. 6 —Gary Herman was elected as a Class III director to serve for a term expiring at the 2027 Annual Meeting of Stockholders, with the following votes:

For	Withheld	Broker Non-Votes
299,120	86,441	1,231,543

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to the Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan to Increase in Authorized Shares
10.2	Amendment to the Virpax Pharmaceuticals, Inc. 2022 Equity Incentive Plan to Increase Evergreen Provision Percentage
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: July 30, 2024	By:	/s/ Gerald Bruce
	Name:	Gerald Bruce
	Title:	Chief Executive Officer

3